                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, For Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [ ] Definitive Proxy Statement

    [X] Definitive Additional Materials

    [ ] Soliciting Material under Rule 14a-12

                        CABLEVISION SYSTEMS CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                                      N/A
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        CABLEVISION SYSTEMS CORPORATION

                         SUPPLEMENT TO PROXY STATEMENT

     This Proxy Statement Supplement relates to the Proxy Statement, dated as of October 10, 2000, of Cablevision Systems Corporation ("Cablevision") concerning a proposed tracking stock issuance and is intended to provide information concerning an agreement by Metro-Goldwyn-Mayer to invest $825 million in our national programing services.

     The Proxy Statement covered three separate proposals that were to be voted on at a Special Meeting of Shareholders that was held on November 10, 2000. That meeting was adjourned until December 8, 2000, adjourned again until January 5, 2001 and adjourned again until February 2, 2001, in each case because various strategic options were being explored with respect to assets to be included in the proposed tracking stock discussed in the Proxy Statement. On February 2, 2001, the Special Meeting was adjourned again until February 16, 2001 in order to permit dissemination to our stockholders of the information set forth in this Proxy Statement Supplement.

                          ---------------------------

PURPOSE OF SPECIAL MEETING

     At the Special Meeting, stockholders are being asked to vote upon three separate proposals:

     - A proposal to amend our amended and restated certificate of incorporation to authorize the creation and distribution of Rainbow Media Group tracking stock, to redesignate our existing common stock as Cablevision NY Group common stock and to permit and authorize our board of directors to distribute the Rainbow Media Group tracking stock,

     - a proposal to amend our existing stock plan for employees as described in the Proxy Statement, and

     - a proposal to amend our existing stock option plan for non-employee directors as described in the Proxy Statement.

                          ---------------------------

The date of this supplement is February 2, 2001. It is being mailed or otherwise delivered to our stockholders on or about February 5, 2001. This supplement should be read together with, and is not complete without, the October 10, 2000 Proxy Statement.

THE MGM TRANSACTION

     On January 31, 2001, we signed a definitive agreement with Metro-Goldwyn-Mayer Inc. ("MGM") pursuant to which a subsidiary of MGM will invest $495 million in American Movie Classics Company ("AMCC") and $330 million in Bravo Company ("Bravo") and become a 20% partner in each company. Subsidiaries of Rainbow Media Holdings, Inc. ("RMHI") will remain as partners in AMCC and Bravo and will own an aggregate 80% interest in each. By making the investment, MGM will also acquire an indirect 20% interest in WE: Women's Entertainment, which is owned by AMCC, and an indirect 20% interest in The Independent Film Channel, which is owned by Bravo.

     From the proceeds of the MGM investment approximately $365 million will be used to repay AMCC bank debt, approximately $295.5 million will be distributed to RMHI to repay indebtedness of RMHI that is owed to Cablevision (which debt would be attributed to the Rainbow Media Group under the tracking stock proposal), and the balance will be retained by AMCC and Bravo for working capital and other purposes.

     RMHI subsidiaries that are partners in AMCC and Bravo will have exclusive management rights, except that the MGM Partner will have approval rights over:

     - related party transactions other than (1) pursuant to existing contracts and renewals, replacements and extensions thereof on generally consistent terms, (2) other transactions on arms'-length terms, and (3) allocation of indirect expenses of RMHI and its affiliates on a basis substantially consistent with the current policy for allocating those expenses,

     - non-proportionate partnership distributions,

     - a change in the structure of the partnerships that results in the partnerships ceasing to be treated as partnerships for tax purposes,

     - amendments to governing documents of the partnerships that detract from the MGM partner's rights (other than the impact of the admission of new partners), and

     - a decision to declare bankruptcy or consent to certain bankruptcy events.

     All distributions to the partners will be on the basis of their partnership interests and the partnerships will be required to distribute all cash flow from operations in excess of amounts reasonably anticipated by the managing partner to be needed for the operation, development and growth of the current or future businesses of the partnership (including reasonable reserves).

     Partners will be free to transfer their partnership interests. The MGM partner will consult with the managing partner of the partnership before entering into an agreement to sell its interest. The MGM partner will have the right to "tag-along" on the sale of any partnership and RMHI will have the right to "drag-along" the MGM partner on any such transaction. Partners will be free to engage in any businesses or ventures without the partnerships and to compete with the partnerships.

     The MGM partner will have the one-time right in 2006 to put its interests in the partnerships to RMHI if cumulative earnings before interest, depreciation, taxes and amortization from January 1, 2002 to December 31, 2005 are less than 76% of the currently forecast amounts. The put price will be based on fair market value and can be satisfied in cash, shares of Rainbow Media Group Class A Tracking Stock, shares of Cablevision Class A Common Stock, or a 30-day promissory note of RMHI, or any combination of the foregoing at RMHI's option.

     The transaction is subject to receipt of any necessary approvals and is expected to close not later than April 2, 2001. There can be no assurance that the MGM transaction will be consummated on a timely basis, or at all.

RELATIONSHIP TO TRACKING STOCK PROPOSAL

     The MGM transaction will have no impact on the tracking stock proposal. We still anticipate that the Rainbow Media Group tracking stock will reflect all of our indirect interest in AMCC and Bravo through the tracking stock issuance. Upon consummation of the MGM transaction, our indirect interest in AMCC and Bravo will be reduced by the 20% partnership interest to be held by the MGM partner.

ADJOURNED SPECIAL MEETING; VOTING

     The Special Meeting has been adjourned until 10:00 A.M., New York time, on February 16, 2001 at our principal executive offices, 1111 Stewart Avenue, Bethpage, New York 11714. If you have already submitted a proxy or voted electronically or by telephone and do not wish to change your vote you need not take any further action. If you wish to revoke a proxy that you have previously submitted, you may do so by submitting a new proxy that is received at or prior to the adjourned meeting; by voting in person at the adjourned meeting; or by notifying Cablevision's Secretary in writing at or prior to the adjourned meeting. If you would like to have a new proxy mailed to you, please contact Cablevision's Secretary in writing or by telephone at the address or number below. If you have not voted and wish to do so, you may submit a proxy or vote electronically or by telephone in each case at or prior to the adjourned meeting or by attending the meeting and voting in person.

WHERE YOU CAN FIND MORE INFORMATION

     We hereby incorporate by reference into this document the following documents or information filed with the SEC:

              CABLEVISION SYSTEMS CORPORATION                         DATE FILED
              -------------------------------                         ----------
                   (FILE NO. 001-14764)
Proxy Statement (including all documents and information       Filed October 13, 2000
  incorporated by reference therein)
Current Report on Form 8-K                                   Filed on February 5, 2001

     We also incorporate by reference into this document all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the conclusion of the Special Meeting of Shareholders.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for the purpose of this document to the extent that a subsequent statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

ADDITIONAL INFORMATION ABOUT CABLEVISION

     This document incorporates important business and financial information about Cablevision from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

                        CABLEVISION SYSTEMS CORPORATION
                              1111 STEWART AVENUE
                            BETHPAGE, NEW YORK 11714
                         ATTENTION: INVESTOR RELATIONS
                                 (516) 803-2300

     YOU WILL NOT BE CHARGED FOR ANY OF THE DOCUMENTS THAT YOU REQUEST. IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY FEBRUARY 9, 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

     See "Where You Can Find More Information" in our Proxy Statement referred to above to learn about other sources from which you can obtain this additional information.

                                             Cablevision Systems Corporation